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                                                                  EXHIBIT 23.07

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 12, 1999, except as to Note 11, as to which the date is May 19, 1999, with respect to the financial statements of SpringStreet, Inc. included in the Registration Statement (Form S-1) for the registration of shares of its common stock and warrants to purchase shares of its common stock.

                                          /s/ Ernst & Young LLP

San Francisco, California

June 8, 1999